UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2020

MUTUALFIRST FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-27905	35-2085640
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 E. Charles St., Muncie, Indiana	47305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(765) 747-2800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MFSF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 6, 2020, MutualFirst Financial, Inc. (“MutualFirst Financial”) held a special meeting of stockholders (the “Special Meeting”) at which MutualFirst Financial stockholders voted on proposals relating to MutualFirst Financial’s pending merger with Northwest Bancshares, Inc. As indicated below, MutualFirst Financial’s stockholders approved the Merger Proposal (defined below). Completion of the merger, which is expected to occur in the second quarter of 2020, remains subject to the receipt of regulatory approvals and other customary closing conditions.

As of the voting record date for the Special Meeting, there were 8,607,953 shares of MutualFirst Financial common stock outstanding and entitled to vote. Set forth below are the results of the items voted on at the Special Meeting. Additional information on each of these items is contained in the definitive proxy statement/prospectus for the Special Meeting, which was filed by MutualFirst Financial with the Securities and Exchange Commission (the “SEC”) on January 29, 2020.

Proposal 1 (the “Merger Proposal”): Approval by the holders of MutualFirst Financial common stock to approve the merger of MutualFirst Financial with and into Northwest Bancshares, Inc., with Northwest Bancshares, Inc. surviving the merger, pursuant to the Agreement and Plan of Merger, dated as of October 29, 2019 (the “Merger Agreement”), by and between Northwest Bancshares, Inc. and MutualFirst.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,348,296	187,074	19,081	-

The required vote for the Merger Proposal was the affirmative vote of the holders of a majority of the outstanding shares of MutualFirst Financial common stock. Accordingly, the Merger Proposal was approved.

Proposal 2 (the “Merger-Related Compensation Proposal”): Approval, on a non-binding, advisory basis, by the holders of MutualFirst Financial common stock of the compensation to be paid to MutualFirst Financial’s named executive officers that is based on or otherwise relates to the merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,823,334	2,662,431	6,687	-

The required vote for the Merger-Related Compensation Proposal was the affirmative vote of a majority of the votes cast on the Merger-Related Compensation Proposal. Accordingly, the Merger-Related Compensation Proposal was approved.

On March 10, 2020, MutualFirst Financial issued a press release relating to the results of the Special Meeting, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Northwest Bancshares, Inc.’s and MutualFirst Financial’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in Northwest Bancshares, Inc.’s and MutualFirst Financial’s reports filed with or furnished to the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the businesses of MutualFirst Financial or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Northwest Bancshares, Inc.’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

99.1      Press Release dated March 10, 2020

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.
DATE: March 10, 2020	By:	/s/ David W. Heeter
David W. Heeter
President and Chief Executive Officer

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